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                                                                    EXHIBIT 10.2

                               SERVICES AGREEMENT

        THIS AGREEMENT is made as of July 31, 1998 between PENFORD CORPORATION, a Washington corporation (previously known as PENWEST, LTD.) ("Penford"), and PENWEST PHARMACEUTICALS CO., a Washington corporation ("Penwest").

                                    RECITALS

        WHEREAS, the Board of Directors of Penford has determined that it is in the best interest of Penford and its shareholders to separate the pharmaceutical division of its business from the food and paper division of its business;

        WHEREAS, Penford and Penwest recognize that it is advisable for Penford to continue providing certain administrative and other services to Penwest until Penwest has had a reasonable opportunity to evaluate its continued need for the services and to investigate other sources of the services; and

        WHEREAS, this Agreement is entered into pursuant to the Separation and Distribution Agreement dated as of July 31, 1998 between Penford and Penwest (the "Separation and Distribution Agreement") (All capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Separation and Distribution Agreement);

        NOW, THEREFORE, in consideration of the mutual covenants and agreements made herein, the parties hereto agree as follows:

                              SECTION 1 - SERVICES

        1.1 Services. Beginning on the Distribution Date (as defined in the Separation and Distribution Agreement) (the "Effective Date"), Penford, through its corporate staff, will provide or otherwise make available to Penwest, upon the reasonable request of Penwest, certain general corporate services, including but not limited to accounting and audit, finance and treasury, tax, financial and human resource services, and arrange for administration of insurance and risk management and employee benefit programs. The services may include the following:

        (a) Accounting Related Services. Provision of general financial advice and services including, without limitation, assistance with respect to matters such as raising of additional capital, cash management and financial controls.

        (b) Tax Related Services. Preparation of Federal tax returns, preparation of state and local tax returns (including income tax returns), tax research and planning and assistance on tax audits (Federal, state and local) in accordance with the terms of the Tax Allocation Agreement.



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        (c) Insurance and Employee Benefit Related Services. Provision of
liability, property, casualty, and other normal business insurance coverage until the Distribution Date and thereafter assistance, if required, with respect to arrangement of such insurance coverage. Assistance, if required, with respect to support for product, worker safety and environmental programs (Penwest acknowledges that principal responsibility for compliance rests with Penwest). Administration of Penwest's employee participation in employee benefit plans and insurance programs sponsored by Penford in accordance with the Employee Benefits Agreement. Filing of all required reports under ERISA for employee benefit plans sponsored by Penford.

        (d) Additional Services. Services in addition to those enumerated in subsections 1.1(a) through 1.1(c) above as may be agreed upon by Penford and Penwest from time to time.

                        SECTION 2 - CHARGES AND PAYMENTS

        2.1 Charges for General Services. For performing general services of the types described above in Section 1 Penford will charge Penwest 110% of the costs actually incurred (including overhead and general administrative expenses). To the extent such direct costs cannot be separately measured, Penford shall charge Penwest for a portion of the total cost determined according to a method reasonably selected by Penford and approved by Penwest.

        The charges for services pursuant to subsection 2.1 above will be determined and payable no less frequently than on a quarterly basis. The charges will be due when billed and shall be paid no later than thirty 30 days from the date of billing.

        2.2 Charges for Third-Party Services. When services of the type described above in Section 1 are provided, upon the mutual agreement of Penford and Penwest, by outside providers or, in connection with the provision of such services out-of-pocket costs are incurred such as travel, the cost thereof will be paid by Penwest. To the extent that Penwest is billed by the provider directly, Penwest shall pay the bill directly. If Penford is billed for such services, Penford may pay the bill and charge Penwest the amount of the bill or forward the bill to Penwest for payment by Penwest.

        2.3 Penwest shall pay any sales, use or similar tax, excluding any income tax or taxes levied with respect to gross receipts, payable by Penford or Penwest with respect to amounts payable under this Agreement.

                         SECTION 3 - GENERAL OBLIGATIONS



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        3.1 Penwest's Directors and Officers. Nothing contained herein will be construed to relieve the directors or officers of Penwest from the performance of their respective duties or to limit the exercise of their powers in accordance with the Amended and Restated Articles of Incorporation or the Amended and Restated Bylaws of Penwest or in accordance with any applicable statute or regulation.

        3.2 Liabilities. In furnishing Penwest with management advice and other services as herein provided, neither Penford nor any of its officers, directors, employees or agents shall be liable to Penwest or its creditors or shareholders for errors of judgment or for anything except willful malfeasance, bad faith or gross negligence in the performance of their duties or reckless disregard of their obligations and duties under the terms of this Agreement. The provisions of this Agreement are for the sole benefit of Penford and Penwest and will not, except to the extent otherwise expressly stated herein, inure to the benefits of any third party.

        Penwest shall indemnify and hold harmless Penford and each of its officers, directors, employees or agents against any claims of any kind arising out of or relating to this Agreement or services provided hereunder, except for claims caused by the willful malfeasance, bad faith or gross negligence of the person seeking such indemnification.

        3.3 Term. The initial term of this Agreement shall begin on the date of this Agreement and continue until June 30, 1999. This Agreement shall automatically renew at the end of the initial term or any renewal term for successive one-year-terms until terminated by either party upon written notice to the other party at least ninety (90) days prior to the expiration of the initial term or any renewal terms of this Agreement.

        3.4 Standard of Care. Penford will use (and will cause its subsidiaries to use) reasonable efforts in providing the scheduled services to Penwest and will perform such services with the same degree of care, skill and prudence customarily exercised for its own operations; provided, however, that Penford shall not be required to devote full time and attention to the performance of its duties under this Agreement, but shall devote only so much of its time and attention as it deems reasonable or necessary to perform the services required hereunder. To the extent possible, such services will be substantially identical in nature and quality to the services currently provided or otherwise made available by Penford to its wholly-owned subsidiaries and their respective operating divisions. Penford has the right to reasonably supplement, modify, substitute or otherwise alter such services from time to time in a manner consistent with supplements, modifications, substitutions or alterations made with respect to similar services provided or otherwise made available by Penford to its wholly-owned subsidiaries and their respective operating divisions. In providing such services, Penford will not be responsible for the accuracy, completeness or timeliness of any advice or service or any return, report,



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filing or other document which it provides, prepares or assists in preparing, except to the extent that any inaccuracy, incompleteness or untimeliness arises from Penford's gross negligence or willful misconduct. Penford and Penwest will cooperate in planning the scope and timing of services provided by Penford under this Agreement in order to minimize or eliminate interference with the conduct of Penford's business activities. If such interference is unavoidable, Penford will apportion, in its sole discretion, the available services in a fair and reasonable manner. Notwithstanding anything set forth in this Section 3.4 neither Penford nor any of its officers, directors, employees or agents shall have any liability under this Agreement except to the extent provided in Section 3.2.

        3.5 Independence. All employees and representatives of Penford providing the scheduled services to Penwest will be deemed for purposes of all compensation and employee benefits to be employees or representatives of Penford and not employees or representatives of Penwest. In performing such services, such employees and representatives will be under the direction, control and supervision of Penford (and not of Penwest) and Penford will have the sole right to exercise all authority with respect to the employment (including termination of employment), assignment and compensation of such employees and representatives.

        3.6 Non-exclusivity. Nothing in this Agreement precludes Penwest from obtaining the scheduled services, in whole or in part, from its own employees or from providers other than Penford.

        3.7 Confidentiality. Penford agrees to hold, and to use its best efforts to cause its employees and representatives to hold, in confidence all confidential information concerning Penwest, furnished to or obtained by Penford after the Effective Date in the course of providing the scheduled services, in a manner consistent with Penford's standard policies with respect to the preservation and disclosure of confidential information concerning Penford and its subsidiaries and operating units.

                            SECTION 4 - MISCELLANEOUS

        4.1 Notices. Notices hereunder shall be effective if given in writing and delivered or mailed, postage prepaid, by registered or certified mail to:

                         Penford Corporation
                         777-108th Avenue NE
                         Suite 2390
                         Bellevue, WA 98004-5193

                         Attention:     Prior to the Distribution Date, to
                                        The Chief Financial Officer, thereafter
                                        to The President



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                         or to:

                         Penwest Pharmaceuticals Co.
                         2981 Route 22
                         Patterson, NY  12563-9970
                         Attention:     The Chief Executive Officer

        4.2 Applicable Law. This Agreement shall be governed by and construed under the laws of the State of Washington applicable to contracts made and to be performed therein.

        4.3 Paragraph Titles. The paragraph titles used in this Agreement are for convenience of reference and will not be considered in the interpretation or construction of any of the provisions thereof.

        4.4 Amendments; Waivers. This Agreement may be amended or modified only in writing executed on behalf of Penford and Penwest. No waiver shall operate to waive any further or future act and no failure to object or forbearance shall operate as a waiver.

        4.5 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns, provided that this Agreement and the rights and obligations contained herein or in any exhibit or schedule hereto shall not be assignable, in whole or in part, without the prior written consent of the parties hereto and any attempt to effect any such assignment without such consent shall be void.

        4.6 Arbitration. Any dispute, controversy or claim arising out of or in connection with this Agreement (including any questions of fraud or questions concerning the validity and enforceability of this Agreement or any of the rights herein), shall be determined and settled by arbitration in Seattle, Washington pursuant to the rules then in effect of the American Arbitration Association as modified by this paragraph. Any award rendered shall be final and conclusive upon the parties and a judgment thereon may be entered in any court having competent jurisdiction. The party submitting such dispute shall give written notice to that effect to the other party, stating the dispute to be arbitrated and the name and address of a person designated to act as arbitrator on its behalf. Within fifteen (15) days after such notice, the other party shall give written notice to the first party stating the name and address of a person designated to act as a substitute on its behalf. In the event that the second party shall fail to notify the first party of its designation of an arbitrator within the time specified, then the first party shall request the American Arbitration Association to appoint a second arbitrator. The two arbitrators so chosen shall meet within fifteen (15) days after the second arbitrator has been appointed to appoint a third arbitrator. If the two arbitrators are unable to agree on the



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appointment of a third arbitrator within such fifteen (15) day period, either party may request the American Arbitration Association to appoint a third arbitrator. Each arbitrator appointed hereunder shall be independent of the parties and either party may disqualify an arbitrator who is or is affiliated with a supplier, customer or competitor of either party without the consent of the other party. Each arbitrator shall be reasonably knowledgeable regarding the area or areas in dispute. The arbitrators shall follow substantive rules of law and the Federal Rules of Evidence, require the parties to conduct discovery pursuant to the rules then in effect under the Federal Rules of Civil Procedure in an expeditious manner, cause testimony to be transcribed, and make an award accompanied by findings of fact and a statement of reasons for the decision. All costs and expenses, including attorney's fees, of all parties incurred in any dispute which is determined and/or settled by arbitration pursuant to this paragraph shall be borne by the party determined to be liable in respect of such dispute; provided, however, that if complete liability is not assessed against only one party, the parties shall share the total costs in proportion to their respective amounts of liability so determined. Except where clearly prevented by the area in dispute, both parties agree to continue performing their respective obligations under this Agreement while the dispute is being resolved. Each party, and the arbitrators, shall use their best efforts, subject to reasonable prosecution of the arbitration, court order and disclosure required under securities laws, to keep the subject matter of the arbitration and confidential information of each party confidential, and the arbitrators are authorized to impose such protective orders as they may deem appropriate for such purpose.



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        IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their fully authorized officers as of the Effective Date.

                                             PENFORD CORPORATION


                                             By: /s/ Jeffrey T. Cook
                                                --------------------------------
                                             Title: CFO
                                                   -----------------------------

                                             PENWEST PHARMACEUTICALS CO.


                                             By: /s/ Jennifer L. Good
                                                --------------------------------
                                             Title: VP Finance & CFO
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